Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 1) of our report dated March 27, 2017 with respect to the audited consolidated financial statements of Global Medical REIT Inc. for the years ended December 31, 2016 and 2015.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

June 15, 2017